Fred A. Lockwood & Co., P.C.
                   Certified Public Accountants & Consultants
                          1110 Circle Drive, Suite 100
                              Scottsbluff, NE 69361
                               Phone 308-632-6570
                                Fax 308-632-6140

March 15, 2000


Securities and Exchange Commission 450 5th Street, N.W.
Washington, D.C.  20549


To Whom It May Concern:

Our firm has read and agrees with the comments in Item 4 of SEC Form 8-K of Telemetrix, Inc. dated March 14, 2000.

Sincerely,

/s/ Troy L. Hilyard
Troy L. Hilyard, C.P.A.
Partner
Fred A. Lockwood & Co., P.C.